SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):
August 28, 2008
ALPHARMA INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-8593	22-2095212

(Commission File Number)	(I.R.S. Employer Identification No.)

440 Route 22
Bridgewater, New Jersey	08807

(Address of Principal Executive Offices)	(Zip Code)
(908) 566-3800

(Registrant’s Telephone Number, Including Area Code)
NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
1. On August 28, 2008 and September 1, 2008, the Board of Directors (the “Board”) of Alpharma Inc. (the “Company” or the “Registrant”), recognizing the inherent long-term value that its executives bring to the Company and the success of its business, adopted amendments to the Company’s Change in Control Plan (filed as Exhibit 10.46 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is incorporated herein by reference) (the “CIC Plan”). The adopted amendments were part of an overall program that the Company wishes to implement to preserve for its shareholders the benefits of retaining the Company’s recognized business leaders and valuable employees and motivate such employees to remain focused on the operation of the business during a period of some uncertainty. The Compensation Committee of the Board and the Board will continue to examine and review this program to be sure that it is consistent with these goals, and where desirable or appropriate, adjust or alter the program.
The amendments provide for the following benefits, in the event that an Executive who is subject to the CIC Plan becomes entitled to receive Change in Control Benefits pursuant to the CIC Plan (all capitalized terms used but not defined herein have the meanings set forth in the CIC Plan):
     (a) An Executive at the employment level of Vice President or Director will receive his or her bonus or other cash incentive award (as in effect immediately preceding the date of a Change in Control event) at 100% of his or her annual target rate, with an assumed 100% funding of any applicable bonus pool, for the full period during which he or she is receiving Change in Control Benefits;
     (b) An Executive will receive reasonable and customary outplacement support services; and
     (c) To the extent that the Company (x) signs a definitive agreement on or prior to March 31, 2009 contemplating the consummation of a Change in Control, or (y) there actually occurs a Change in Control on or prior to March 31, 2009, or (z) a third party commences a tender offer on or prior to March 31, 2009 that is not approved by the Board of Directors of the Company and results in a Change in Control after March 31, 2009, and in any such event (i) an Executive becomes entitled to receive payments that result in Excess Parachute Payments subject to the Excise Tax imposed by Section 4999 of the Internal Revenue Code, and (ii) then and only then will such Executive be entitled to receive an Excise Tax Gross-Up Payment in an amount such that, after payment of all income taxes and Excise Tax imposed on the Excise Tax Gross-Up Payment, the Executive will retain an amount of the Gross-Up Payment that is equal to the Excise Tax imposed. The Company will make such payments in a manner so as to comply with Section 409A of the Code. The Company’s obligation to provide any such Excise Tax Gross-Up Payment in respect of any of the above events (x), (y), or (z) which occur on or prior to March 31, 2009 will continue beyond March 31, 2009.
The CIC Plan is generally applicable to the Registrant’s named executive officers and certain other of its officers and key executives, subject to other contractual arrangements that may be in place from time to time.

A copy of the CIC Plan will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending September 30, 2008, and this description is subject in all respects to the actual terms of the CIC Plan.
2. On September 1, 2008, the Registrant entered into that certain Employment Agreement, dated September 1, 2008, with Dr. Ronald Warner (the “Warner Agreement”), in order to align Dr. Warner with the other members of the Registrant’s Executive Leadership Team in light of the amendments made to the Registrant’s CIC Plan (described above). The Warner Agreement supersedes those prior agreements between Dr. Warner and the Registrant incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as Exhibits 10.8, 10.8(a) and 10.8(b). The foregoing description of the Warner Agreement does not purport to be complete and is qualified in its entirety by reference to the Warner Agreement itself, which is attached hereto as Exhibit 10.8(c) and incorporated herein by reference.
3. On September 1, 2008, the Registrant entered into that certain Employment Agreement, dated September 1, 2008, with Carol A. Wrenn (the “Wrenn Agreement”), in order to align Ms. Wrenn with the other members of the Registrant’s Executive Leadership Team in light of the amendments made to the Registrant’s CIC Plan (described above). The Wrenn Agreement supersedes those prior agreements between Ms. Wrenn and the Registrant incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 as Exhibits 10.9, 10.9(a), 10.9(b) and 10.9(c). The foregoing description of the Wrenn Agreement does not purport to be complete and is qualified in its entirety by reference to the Wrenn Agreement itself, which is attached hereto as Exhibit 10.9(d) and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.8(c)	Employment Agreement dated September 1, 2008 by and between the Company and Dr. Ronald Warner.
10.9(d)	Employment Agreement dated September 1, 2008 by and between the Company and Carol A. Wrenn.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHARMA INC.
(Registrant)

By:	/s/ Thomas J. Spellman III

Thomas J. Spellman III
Executive Vice President, General Counsel and Corporate Secretary
Date: September 2, 2008